EXHIBIT 99.1

EQUATOR Beverage®

EQUATOR Beverage Company Announces 1-for-2 Reverse Stock Split and 10,000,000 Authorized Shares Reduction

Jersey City, NJ – June 24, 2025 – EQUATOR Beverage Company (OTC: MOJO), maker of MOJO Energy and MOJO Coconut Water premium functional beverages, today announced that its Board of Directors and majority of voting shareholders have approved a 1-for-2 reverse stock split of the Company’s common stock. In conjunction with the reverse split, the Company will also reduce its authorized shares from 20,000,000 shares to 10,000,000 shares. Completion of the reverse split and reduction in authorized shares is subject to FINRA notice and review, and will occur no sooner than 20 days following the mailing of an Information Statement to the non-consenting shareholders about the corporate actions.

The reverse stock split will consolidate two existing shares of EQUATOR Beverage Company’s common stock into one new share. The Company is taking this action as part of a strategic initiative to strengthen its capital structure, improve trading efficiency, and better align its share price with institutional investor expectations.

Reasons for the Reverse Split and Share Reduction:

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Improved Capital Market Perception: A higher share price following the reverse split is expected to enhance the Company’s visibility and credibility with institutional investors and research analysts, many of whom have minimum price requirements for coverage or investment.

•	Reduced Volatility: Fewer shares outstanding can help reduce speculative trading and promote a more stable and efficient trading environment.

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Enhanced Institutional Access: Many brokerage firms and mutual funds have policies against investing in low-priced or high-volume shares. A higher share price may increase eligibility for inclusion in a broader range of portfolios.

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Shareholder Value Protection: By simultaneously reducing the number of authorized shares, the Company demonstrates a commitment to minimizing dilution and maintaining shareholder value over the long term.

•	Preparation for Future Growth: The streamlined share structure is expected to help position the Company more competitively for potential uplisting, capital raises, or strategic partnerships.

Shareholders will not need to take any action regarding the reverse split. Fractional shares will be rounded up to the nearest whole share.

“We believe these changes mark a thoughtful and prudent step toward aligning our capital structure with our long-term strategic goals,” said Glenn Simpson, Chairman & CEO of EQUATOR Beverage Company. “As we continue to scale our national beverage brands, this action reflects our commitment to disciplined financial management and creating long-term value for our shareholders.”

The Company remains committed to continuing its buyback program until the stock price accurately reflects the Company’s strong performance and long-term value.

Forward-Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.

Information: www.equatorbeverage.com

Glenn Simpson

Chairman & CEO

EQUATOR Beverage Company

glennsimpson@equatorbeverage.com

917 574 1690

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